                                                                      EXHIBIT 11

                     INVESTORSBANCORP, INC. AND SUBSIDIARIES
               COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                                   (UNAUDITED)

A reconciliation of the income and shares used in computing the basic and diluted earnings per share is as follows:

                                                       FOR THREE MONTHS ENDED                FOR SIX MONTHS ENDED
                                                       ----------------------                --------------------
                                                              JUNE 30,                              JUNE 30,
                                                              --------                              --------
                                                     2003                2002                2003                2002
                                                     ----                ----                ----                ----
Net income                                     $       826,023     $       398,755     $     1,397,132     $       800,503
                                               ===============     ===============     ===============     ===============

Determination of shares:

Weighted average common shares
   outstanding (basic)                                 990,746             940,000             959,775             940,000

Assumed conversion of stock options                     52,556              48,821              53,615              44,793
                                               ---------------     ---------------     ---------------     ---------------

Weighted average common shares
   outstanding (diluted)                             1,043,302             988,821           1,013,390             984,793
                                               ===============     ===============     ===============     ===============


Basic earnings per common share                $          0.83     $          0.42     $          1.46     $          0.85
                                               ===============     ===============     ===============     ===============

Diluted earnings per common share              $          0.79     $          0.40     $          1.38     $          0.81
                                               ===============     ===============     ===============     ===============



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